                                [FORM OF WARRANT]

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY
STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE
HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE
SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY
PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT
VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

                             GLOBECOMM SYSTEMS INC.

                                     WARRANT

Warrant No. 2003-[         ]                            Dated: December 31, 2003

         Globecomm Systems Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [ ] or its registered assigns (including permitted transferees, the "HOLDER"), is entitled to purchase from the Company up to a total of [ ] shares (as adjusted from time to time as provided in
Section 9) of Common Stock (as defined below) (each such share, a "WARRANT
SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to
$5.50 per share (as adjusted from time to time as provided in Section 9, the
"EXERCISE PRICE"), at any time and from time to time from and after July 1, 2004
(the "INITIAL EXERCISE DATE") through and including December 31, 2008 (the
"EXPIRATION DATE"), and subject to the following terms and conditions. This
Warrant is one of a series of similar warrants (the "WARRANTS") issued pursuant to that certain Securities Purchase Agreement, dated as of the Original Issue
Date, by and among the Company, the Holder and certain other investors (the
"PURCHASE AGREEMENT"), providing for the issuance and sale of Common Stock and
Warrants by the Company to the Holder and such other investors.

         1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

              "AFFILIATE" of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

              "COMMON STOCK" means the common stock of the Company, $0.001 par value per share, as constituted on the Original Issue Date.

              "COMPANY OFFER" means any tender offer (including exchange offer), as amended

                                [FORM OF WARRANT]

from time to time, made by the Company or any of its subsidiaries for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding shares of Common Stock, except as permitted pursuant to Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

              "ELIGIBLE MARKET" means any of the New York Stock Exchange, the
American Stock Exchange or Nasdaq.

              "MARKET PRICE" shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last five previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth by Nasdaq or (iii) if clauses (i) and (ii)
are not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth in the National Quotation Bureau sheet listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten
Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

              "NASDAQ" means the Nasdaq SmallCap Market or Nasdaq National
Market.

              "ORIGINAL ISSUE DATE" means December 31, 2003.

              "OTHER SECURITIES" refers to any capital stock (other than Common
Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common
Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 9 hereof or otherwise.

              "PERSON" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof)
or other entity of any kind.

              "REGISTRATION STATEMENT" shall have the meaning set forth in the
Purchase Agreement.

              "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq National Market (or any successor thereto).

              "TRANSFER AGENT" shall mean American Stock Transfer & Trust
Company or such other Person as the Company may appoint from time to time.

                                [FORM OF WARRANT]

              "WARRANT SHARES" shall initially mean shares of Common Stock and in addition may include Other Securities and Distributed Property (as defined in
Section 9(e)) issued or issuable from time to time upon exercise of this
Warrant.

         2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT
REGISTER"), in the name of the record Holder hereof from time to time. The
Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the
Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this
Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a
Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this
Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4. Exercise and Duration of Warrant.

              (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on and after July 1, 2004 to and including the
Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

              (b) A Holder may exercise this Warrant by delivering to the
Company (i) an exercise notice, in the form attached hereto as Appendix B (the
"EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below), and the date such items are received by the Company is an "EXERCISE DATE." Execution and delivery of the
Exercise Notice shall have the same effect as cancellation of the original
Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

              (c) The Holder shall pay the Exercise Price (i) in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company's instructions or
(ii) if at any time on or after the Initial Exercise Date (x) there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder and (y) the Market Price exceeds the Exercise Price, by means of a
"cashless exercise", by presenting and surrendering to the Company this Warrant, in which event the Company shall issue to the Holder the number of Warrant
Shares determined as follows:

                                [FORM OF WARRANT]

                   X = Y [(A-B)/A]

                   where:

                   X = the number of Warrant Shares to be issued to the Holder upon such cashless exercise;

                   Y = the number of Warrant Shares with respect to which this
                       Warrant is being exercised;

                   A = the Market Price on the Exercise Date; and

                   B = the Exercise Price.

              (d) If an exercise of this Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

         5. Delivery of Warrant Shares.

              (a) Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant
Shares issuable upon such exercise bearing (only if such legend is required by applicable law) the restrictive legend set forth in Section 4(j)(ii) of the
Purchase Agreement. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

              (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

         6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company;
provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the
Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant
Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

         8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise

                                [FORM OF WARRANT]

unreserved Common Stock, solely for the purpose of enabling it to issue Warrant
Shares upon exercise of this Warrant as herein provided, the number of Warrant
Shares which are then issuable and deliverable upon the exercise of this entire
Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise
Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

         9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

              (a) Stock Dividends. If the Company, at any time while this
Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitle to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this
Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

              (b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

              (c) Reclassifications. A reclassification of the Common Stock
(other than any such reclassification in connection with a merger or consolidation to which Section 9(f) applies) into shares of any other class of stock shall be deemed:

                   (i) a distribution by the Company to the holders of its
Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

                   (ii) if the outstanding shares of Common Stock shall be
changed into a

                                [FORM OF WARRANT]

larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

         (d) Self-Tender Offers. In the event, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired, in whole or in part, a Company Offer shall be made and expire, then and in each such event the Exercise Price in effect immediately prior to close of business on the date of the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such Company Offer shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

                   (i) the numerator of which shall be equal to (A) the product of (1) the Market Price per share of the Common Stock on the date of the
Expiration Time and (2) the number of shares of Common Stock outstanding
(including any tendered shares) at the Expiration Time less (B) the fair market value (as determined in good faith by the Board of Directors of the Company) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Company Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum amount provided for in connection with such
Company Offer, being referred to as the "PURCHASED SHARES"); and

                   (ii) the denominator of which shall be equal to the product of (A) the Market Price per share of the Common Stock on the date of the
Expiration Time and (B) the number of shares of Common Stock outstanding
(including any tendered shares) on the Expiration Time less the number of
Purchased Shares.

         Any adjustment under this Section 9(d) shall become effective immediately prior to the opening of business on the day after the Expiration
Time.

         (e) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted
(effective on and after such record date) to equal the product of such Exercise
Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value per share of the Distributed
Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company, and (B)
the denominator of which shall be the Market Price on such record date.

         (f) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or
(iii) there shall occur any merger of another Person into the

                                [FORM OF WARRANT]

Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a
"FUNDAMENTAL TRANSACTION"), then, as a condition to the consummation of such
Fundamental Transaction, the Company shall (or, in the case of any Fundamental
Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to) execute and deliver to each Holder of Warrants a written instrument providing that:

              (x) so long as any Warrant remains outstanding on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental
Transaction, shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the
"SUBSTITUTED PROPERTY") that would have been received in connection with such
Fundamental Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Fundamental
Transaction, assuming such holder of Common Stock:

                   (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "CONSTITUENT PERSON"), or an
Affiliate of a Constituent Person; and

                   (B) failed to exercise such Holder's rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a
Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "NON-ELECTING SHARE"), then, for the purposes of this Section 9(f), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

              (y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other
Person) and the Holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock hereunder.

         Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9.
The above provisions of this Section 9(f) shall similarly apply to successive
Fundamental Transactions.

              (g) Adjustment of Exercise Price. Simultaneously with any
adjustment to the Exercise Price pursuant to paragraphs (a) through (e) of this
Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for

                                [FORM OF WARRANT]

the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

              (h) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

              (i) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this
Section 9(i) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

              (j) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

              (k) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental
Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the
Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this
Section, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the
Market Price on the Exercise Date of one full Warrant Share.

         11. Restricted Securities. The Holder represents and warrants that it
(i) understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and (ii) understands the restrictions set forth on the legend printed on the face of this Warrant.

                                [FORM OF WARRANT]

         12. Listing on Securities Exchanges. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any Eligible Market, the Company will, at its expense, simultaneously list the Warrant Shares (and maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

         12. Remedies. The Company stipulates that the remedies at law of the
Holder of this Warrant in the event of any default or threatened default by the
Company in the performance of or compliance with any of the terms of this
Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement entered into by the Holder and the Company. Any notice or other communication given by means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

         14. Warrant Agent. The Company shall serve as warrant agent under this
Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any
Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15. Miscellaneous. (a) This Warrant may be assigned by the Holder. This
Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.
Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

              (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all

                                [FORM OF WARRANT]

such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.
Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

              (c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of
New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Securities Purchase
Agreement), and hereby irrevocably waives, and agrees not to assert any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery
(with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

              (d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.

              (e) The headings herein are for convenience only, do not
constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

              (f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                                       10

                                [FORM OF WARRANT]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                  GLOBECOMM SYSTEMS INC.

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                [FORM OF WARRANT]

                                   APPENDIX A

                               FORM OF ASSIGNMENT

           (to be completed and signed only upon transfer of Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of Globecomm
Systems Inc. to which the within warrant relates and appoints
__________________________ attorney to transfer said right on the books of
Globecomm Systems Inc. with full power of substitution in the premises.

Dated:
      ----------------------          ---------------------------------
                                      (Signature must conform in all respects to
                                      name of Holder as specified on face of the
                                      Warrant)

                                      Address of Transferee:

                                      ----------------------------

                                      ----------------------------

                                      ----------------------------

In the presence of:

----------------------

                                [FORM OF WARRANT]

                                   APPENDIX B

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common
Stock under the foregoing Warrant)

To:      Globecomm Systems Inc.

The undersigned is the Holder of Warrant No. 2003-___ (the "Warrant") issued by
Globecomm Systems Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.       The Warrant is currently exercisable to purchase a total of _________
         Warrant Shares.

2.       The undersigned Holder hereby exercises its right to purchase
         _________________ Warrant Shares pursuant to the Warrant.

3.       The Holder intends that payment of the Exercise Price shall be made as
         (check one):

                  Cash Exercise_______

                  Cashless Exercise_______

4.       If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ to the Company in accordance with the terms of the
         Warrant.

5.       If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is
         ____________ . The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Market Price on the Exercise Day, which product is
         __________________ .

               X = Y[(A-B)/A]

               X = the number of Warrant Shares to be issued to the Holder.

               Number of Warrant Shares being exercised: ________________ ("Y").

               Market Price on the Exercise Day:____________________ ("A").

               Exercise Price:___________ ("B")

6.       Pursuant to this exercise, the Company shall deliver to the Holder
         Warrant Shares in accordance with the terms of the Warrant.

                                [FORM OF WARRANT]

7.       Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant Shares.

Dated:                                Name of Holder:
      ----------------------

                                      (Print)
                                             ---------------------------------

                                      By:
                                         -------------------------------------

                                      Name:
                                           -----------------------------------

                                      Title:
                                            ----------------------------------

                                      (Signature must conform in all respects to
                                      name of holder as specified on the face of
                                      the Warrant)

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